UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010 (January 8, 2010)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

     On January 11, 2010, the Board of Directors (“Board”) of CIT Group Inc. (the “Company”) appointed Gerald Rosenfeld, Anthony P. Terraciano, and Laura S. Unger (the “New Directors”) as members of the Company’s Board of Directors, effective January 12, 2010, with respect to Mr. Rosenfeld and Ms. Unger, and January 21, 2010, with respect to Mr. Terraciano. The New Directors were appointed in accordance with the Company’s Modified Second Amended Prepackaged Reorganization Plan dated December 7, 2009, after having been proposed to the Company’s Nominating and Governance Committee by the lenders steering committee or CIT Group debtholders owning more than 1% of the aggregate outstanding principal amount of CIT bonds and unsecured bank debt claims and being recommended to the Board by the members of the Nominating and Governance Committee. The appointment of the New Directors completes the Company’s agreement to appoint seven new independent directors. Additionally, the Federal Reserve Bank of New York had no objection to the appointment of the New Directors. Each of the newly appointed directors are independent under the criteria established by the New York Stock Exchange and under CIT’s Corporate Governance Guidelines.

     Gerald Rosenfeld, 63, currently serves as Deputy Chairman of Rothschild North America, and previously served as its Chief Executive Officer for eight years. Prior to joining Rothschild he was President of G Rosenfeld & Co LLC, an investment banking firm he founded in 1998. Previously, he was Head of Investment Banking and a member of the Management Committee of Lazard Freres & Co LLC since 1992. Prior to Lazard, Mr. Rosenfeld held significant management positions at Bankers Trust Company, Salomon Inc. and its Salomon Brothers subsidiary and McKinsey & Company. Prior to joining McKinsey, Mr. Rosenfeld was a member of the faculty of the City College of New York, New York University and the University of Maryland. Mr. Rosenfeld is a member of the Board of Directors of Continental Grain Company and Catalist LLC, each of which is a privately held company. He serves on the Board of Overseers of New York University's Stern School of Business, where he also serves as Distinguished Scholar in Residence at NYU Law School and Clinical Professor of Business at NYU Stern School of Business.

     Anthony P. Terracciano, 71, has served as Chairman of the Board of SLM Corp. since January 2008. Prior to SLM Corp., Mr. Terraciano served as Chairman of the Board of Riggs Corporation, which was sold to The PNC Financial Services Group, Inc., from 2004 to 2005, as Chairman of the Board of Dime Bancorporation, which was sold to Washington Mutual, Inc., from 1999 to 2002, and as Vice Chairman of American Water Works, NJ, from 1997 to 2003. Prior to 2000, he served as President of First Union Corp. and was the Chief Executive Officer, President, and Chairman at First Fidelity Bancorp. Prior to First Fidelity, he served as the President and Chief Operating Officer at Mellon Bank Corp. and spent the first 23 years of his career at Chase Manhattan Bank Corporation, where he rose to Vice Chairman of Wholesale Banking and Investment Banking. He serves as a member of the Board of Directors of Sovereign Bank, a subsidiary of Banco Santander, and TradeCard Inc., a privately held company, and a Trustee of Monmouth Medical Center and of the Woods Foundation.

     Laura S. Unger, 49, a former Commissioner of the U.S. Securities and Exchange Commission (SEC), is a private consultant, advising clients on securities, legal, regulatory, and policy matters. She has also served as the Independent Consultant to JPMorgan for the Global Analyst Conflict Settlement since 2003. She served as the regulatory expert for CNBC from 2002 to 2003. Prior to CNBC, she served as Commissioner of the SEC from November 1997 to February 2002, including Acting Chairperson of the SEC from February to August 2001. Before being appointed to the SEC, Ms. Unger served as Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs. Prior to working on Capitol Hill, she was an attorney with the Enforcement Division of the SEC. Ms. Unger serves as a director of CA, Inc., Ambac Financial Group, Inc., and the IQ Funds Complex, and as a director of Children's National Medical Center Foundation.

     In connection with their appointment to the Board, each New Director will receive a one-time equity-based grant of $100,000, one-half of the value ($50,000) granted in the form of stock options, and the other half ($50,000) granted in the form of restricted stock, as provided in the Company’s existing compensation plan for non-management directors. Under the existing plan, the New Directors will also receive an annual retainer of $60,000 (payable as cash or as restricted shares or stock options at the election of the director), stock options valued at $45,000 ($55,000 if the director is the chair of a committee), and restricted stock valued at $45,000 ($50,000 if on the audit committee).

Resignation of Directors

     Christopher H. Shays notified the Company on January 8, 2010 and Lois M. Van Deusen notified the Company on January 11, 2010 that they each are resigning as Directors effective January 12, 2010.

Committee Assignments of Directors

     The Board of Directors maintains an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Risk Management Committee. Each Committee is comprised of three directors. Each director serving on any of the Committees is independent as defined by the NYSE and applicable law. On January 11, 2010, the Board reconstituted each of the Committees and appointed the following directors to each Committee:

Audit Committee	Compensation Committee

Marianne Miller Parrs (Chairperson)	Arthur B. Newman (Chairperson)
Michael J. Embler	William M. Freeman
Seymour Sternberg	Seymour Sternberg
Anthony P. Terraciano

Nominating & Governance Committee	Risk Management Committee

Daniel A. Ninivaggi (Chairperson)	Gerald Rosenfeld (Chairperson)
John R. Ryan	R. Brad Oates
Laura S. Unger	Peter J. Tobin

Special Compliance Committee

Peter J. Tobin (Chairperson)
Marianne Miller Parrs
Laura S. Unger

The members of each Committee will serve until the next Annual Meeting of Shareholders, except that Mr. Sternberg will serve on the Audit Committee through the filing of the Company’s Form 10-K, in order to provide continuity for the Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2010

CIT GROUP INC.

By:	/s/ Robert J. Ingato

Name: Robert J. Ingato
Title: Executive Vice President & General Counsel